DRAFT
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                     AFL-CIO HOUSING INVESTMENT TRUST

                             CODE OF ETHICS

     This Code of Ethics ("Code") is adopted pursuant to Rule 17j-1 (the "Rule") promulgated by the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "Act"), by the Board of Trustees (the "Board") of The American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust, a registered open-end management investment company (the "Trust").

     Responsibility for enforcement of this Code, monitoring the compliance of Trust employees, officers and Trustees, and reviewing the Code and compliance measures of the Trust's investment advisers will be vested in an officer of the Trust appointed by or at the direction of the Board (the "Compliance Officer"), and such additional persons appointed to assist the Compliance Officer in fulfilling his or her responsibilities hereunder.


                    Statement of General Principles

     This Code is adopted in recognition of the following principles that govern the personal investment activities of all employees, officers and Trustees of the Trust:

* It is their duty at all times to place the interests of the holders of units of the Trust (the "Participants") ahead of their personal interests and to act solely for the benefit of the Participants.

* All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

* Individuals must not take advantage of their positions to benefit themselves at the expense of the Trust or any Participants thereof.

1.  General Prohibitions
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     No employee, officer or Trustee of the Trust shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

*    Employ any device, scheme or artifice to defraud the Trust;

* Make to the Trust any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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*     Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

*     Engage in any manipulative practice with respect to the Trust.

2.  Defined Terms
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     "Access Person" shall include every Trustee and officer of the Trust, and every employee of the Trust (or any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale (including the writing of an option for the purchase or sale) of Covered Securities, including Mortgage Investments, by the Trust, or whose functions relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

          "Beneficial Interest" in an account means that the person may profit or share in the profit from transactions. Without limiting the foregoing, a person has a Beneficial Interest when the securities in the account are held:

      (i)    in his or her name;
      (ii)   in the name of any of his or her immediate family;
      (iii) in his or her name as trustee for himself or herself or for his or her immediate family;
      (iv) in a trust which he or she has a Beneficial Interest or is the settlor with a power to revoke;
      (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;
      (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights or conversion rights;
      (vii)  by a partnership of which he or she is a member;
      (viii) by a corporation which he or she uses as a personal trading medium;
      (ix)   by a holding company which he or she controls; or
      (x) any other relationship in which a person would have beneficial ownership under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Interest shall apply to all securities which an Access Person has or acquires.

     "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position within such company.

     "Covered Securities" means securities, as defined by section 2(a)(36) of the Act, other than direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end registered investment companies.

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     "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

     "Investment Personnel" means any employee of the Trust (or of a company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities (as defined by section 2(a)(36) of the Act) by the Trust and any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     "Mortgage Investment" means any Covered Security that may be held by the Trust in accordance with its investment restrictions and policies, including without limitation:

     (a) construction and permanent mortgage loans that are insured or guaranteed by the federal government or an agency of the federal government, including the United States Department of Housing and Urban Development ("HUD" or "FHA"), the Department of Veterans Affairs ("VA") and the Government National Mortgage Association ("Ginnie Mae");

     (b) mortgaged-backed securities that are secured by mortgage loans and/or securities that are insured or guaranteed by the federal government or an agency of the federal government and are rated AAA or AA by a nationally recognized rating agency;

     (c) loans, securities or other obligations that are issued or guaranteed by the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Mortgage Corporation ("Freddie Mac") (including Fannie Mae mortgage-backed securities and Freddie Mac participation certificates);

     (d) securities that are backed by Fannie Mae or Freddie Mac and are rated AAA or AA by a nationally recognized rating agency when issued;

     (e) to the extent that the Trust is authorized to purchase such obligations, obligations that are either (i) issued or guaranteed by the Federal Home Loan Banks or (ii) backed by the Federal Home Loan Banks and, at the time of their acquisition by the Trust, rated AAA or AA by a nationally recognized rating agency; and

      (f) privately collateralized mortgage obligations and state and local government- related investments, including bridge loans for low income housing tax credit projects in which the Trust is authorized to invest under Section 3.3(d) of the
        Trust's Declaration of Trust.

The term Mortgage Investment does not include securities that may not be purchased by the Trust in accordance with its investment restrictions and policies.

3.  Policy on Personal Securities Transactions
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     Every Investment Personnel of the Trust must obtain prior written approval from the Compliance Officer before engaging in a personal securities transaction (including an acquisition or disposition other than through a purchase or sale) involving a Mortgage Investment.

     For purposes of this Code, transactions in Mortgage Investments for an Investment Personnel's own account, including an individual retirement account and an account in which such person has an indirect Beneficial Interest, but excluding accounts over which the Investment Personnel has no direct or indirect influence or control, are considered "personal" transactions. Accounts involving an immediate family member (i.e. a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships) sharing the same household with the Investment Personnel and accounts in which the Investment Personnel has a Beneficial Interest (such as a trust of which the Investment Personnel is an income or principal beneficiary) are included within the meaning of "indirect Beneficial Interest."

     These rules relating to personal securities transactions are not considered applicable to accounts over which an Investment Personnel may have a substantial measure of influence or control, but in which the Investment Personnel has no direct or indirect Beneficial Interest (such as a trust for which the Investment Personnel serves as trustee but is not a beneficiary). Prior clearance and reporting requirements are not applicable to transactions for such accounts. In all transactions involving such an account, an Investment Personnel should, however, conform to the spirit of these rules and avoid any activity that might appear to conflict with the Investment Personnel's fiduciary duty of loyalty to the Trust and the Shareholders.

     Approval for a personal securities transaction in a Mortgage Investment shall depend upon the circumstances of the transaction, including the timing of the proposed transaction relative to transactions on behalf of the Trust, the nature of the securities and the parties involved in the transaction, and the relative sizes of the investments by the Trust and the individual.

      The Compliance Officer shall approve transactions upon determining that the proposed transaction would not have an adverse impact on the Trust.

     Obtaining pre-clearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code. Pre-clearance approval will remain in effect for a reasonable period thereafter, as determined by the Compliance Officer, not to exceed 90 days.

     After the Compliance Officer has granted pre-clearance with respect to any personal securities transaction, the Compliance Officer shall verify from

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the Investment Personnel's quarterly transaction report that the person's investment activity conforms to the pre-clearance so granted and the provisions of this Code.

     No Investment Personnel may execute a securities transaction in a Mortgage Investment held in his or her own name or in which he or she has, or as a result of such transaction, will have, a direct or indirect beneficial interest on a day during which the Trust has a pending "buy" or "sell" order in that same Mortgage Investment until the Trust's order is fully executed or withdrawn.

4.  Policy on Participation in Initial Public Offerings and Limited Offerings
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     Any Investment Personnel of the Trust must obtain written approval from the Compliance Officer prior to obtaining, directly or indirectly, a Beneficial Interest in any securities in an Initial Public Offering or in a Limited Offering. Approval shall be based upon a determination that the investment opportunity need not be reserved for the Trust, that the Investment Personnel is not being offered the investment opportunity due to his or her employment with the Trust, and other relevant factors on a case-by-case basis.

5.  Reporting Obligations
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     The Compliance Officer shall identify all Access Persons who are required to make reports under the Code and inform those Access Persons of their reporting obligations. Unless exempted from a reporting requirement as described in paragraph (d) below, each Access Person is required to submit the following reports to the Compliance Officer:

     (a) Initial Holdings Report.  No later than ten days after becoming an
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         Access Person, such Access Person shall provide

             (i) the title and the number of shares or principal amount of each Covered Security in which such person had any direct or indirect Beneficial Interest when the person became an Access Person,
             (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person's direct or indirect benefit, and
             (iii)   the date of the report's submission to the Compliance
                     Officer.

     (b)  Quarterly Transaction Reports.  No later than ten days after the end
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          of each calendar quarter, each Access Person shall provide, with respect to any transaction in a Covered Security during the quarter in which the person had any direct or indirect Beneficial Interest

             (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved,
             (ii)    the nature of the transaction,
             (iii) the price of the Covered Security at which the transaction was effected,

             (iv) the name of the broker, dealer or bank with or through which the transaction was effected, and
             (v)     the date of the report's submission to the Compliance
                     Officer.

     With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of such Access Person, the Quarterly Transaction Report shall include

             (i) the name of the broker, dealer or bank with whom the Access Person established the account,
             (ii)    the date the account was established, and
             (iii)   the date of the report's submission to the Compliance
                     Officer.

      (c) Annual Holdings Reports.  By January 30 of each year, each Access
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          Person must provide, a schedule indicating his or her personal securities holdings as of the preceding December 31, which schedule shall include

             (i) the title and the number of shares or principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Interest,
             (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit, and
             (iii)   the date of the report's submission to the Compliance
                     Officer.

     (d) Exemptions from Reporting Requirements.
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             (i)     Insufficient Control.  An Access Person need not make any
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                     of the above reports with respect to transactions
                     effected for, and Covered Securities held in, any account over which the person had no direct or indirect influence or control.
             (ii)    Disinterested Trustees.  An Access Person whose status as
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                     such derives solely from his or her being a Trustee of
                     the Trust who is not an "interested person" of the Trust, as defined by section 2(a)(19) of the Act, need not make an Initial Holdings Report or an Annual Holdings Report, and need make a Quarterly Transaction Report only if such Trustee knew, or in the ordinary course of fulfilling his or her duties as a Trustee of the Trust, should have known, that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or its investment adviser considered purchasing or selling the Covered Security.

     (e)  Certifications.  All Access Persons are required to certify annually
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          in writing that they have:
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             (i)     read and understand this Code and recognize that they are
                     subject thereto,
             (ii)    complied with the requirements of this Code, and
             (iii) disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code.

6.  Procedures with Regard to Dissemination of Information
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     Access Persons are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of the Trust except to persons whose responsibilities require knowledge of the information.

7.  Implementation
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     Violations.  Any person who has knowledge of any violation of this Code
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shall report said violation to the Compliance Officer.

     Sanctions.  The Trust shall have authority to impose sanctions for
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violations of this Code. Such sanctions may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty deemed to be appropriate under the circumstances.

     Forms.  The Compliance Officer is authorized, with the advice of counsel,
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to prepare written forms for use in implementing this Code.  Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

     Exceptions.  Exceptions to the requirements of this Code shall rarely, if
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ever, be granted.  However, the Compliance Officer shall have authority to grant exceptions on a case-by-case basis.